Exhibit 99.1

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Boca Raton, Fla. – February 17, 2022 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the fourth quarter and full year 2021.

Fourth Quarter 2021 Highlights

•	Total revenues of $557.5 million

•	Net Loss Attributable to GEO of $49.8 million or ($0.41) per diluted share, as a result of tax charges and expenses related to previously announced change in corporate tax structure

•	Adjusted Net Income of $45.5 million or $0.38 per diluted share

•	Adjusted EBITDAre of $124.1 million

•	Adjusted Funds From Operations (“AFFO”) of $0.65 per diluted share

As a result of the previously announced change in GEO’s corporate tax structure from a Real Estate Investment Trust to a taxable C corporation, effective for the fiscal year ended December 31, 2021, we incurred a one-time, non-cash deferred tax charge of $70.8 million in the fourth quarter 2021. Additionally, we incurred $29.3 million in incremental income tax expense in the fourth quarter 2021, due to the resulting higher corporate tax rate for 2021, including a catch-up income tax expense of approximately $16.8 million in connection with the first three quarters of 2021.

Due to the tax related corporate restructuring items, we reported a fourth quarter 2021 net loss attributable to GEO of $49.8 million, or ($0.41) per diluted share, compared to net income attributable to GEO of $11.9 million, or $0.10 per diluted share, for the fourth quarter 2020. We reported total revenues for the fourth quarter 2021 of $557.5 million compared to $578.1 million for the fourth quarter 2020.

Fourth quarter 2021 results also reflect a $0.7 million gain on real estate assets, pre-tax, $2.2 million in start-up expenses, pre-tax, $4.1 million in M&A related expenses, pre-tax, a $1.3 million loss and settlement, pre-tax, on the previously announced divestiture of GEO’s Youth Services contracts, $3.3 million in close-out expenses, pre-tax, and a $2.6 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, the one-time, non-cash deferred tax charge, and the portion of additional income tax expense associated with the first three quarters of 2021, we reported fourth quarter 2021 Adjusted Net Income of $45.5 million, or $0.38 per diluted share, compared to $39.3 million, or $0.33 per diluted share, for the fourth quarter 2020.

We reported fourth quarter 2021 Adjusted EBITDAre of $124.1 million, compared to $108.0 million for the fourth quarter 2020. We reported fourth quarter 2021 AFFO of $78.4 million, or $0.65 per diluted share, compared to $74.6 million, or $0.62 per diluted share, for the fourth quarter 2020.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

George C. Zoley, Executive Chairman of GEO, said, “We are pleased with our strong operational and financial results, which continue to be underpinned by our valuable real estate assets and quality contracts entailing essential government services. The decision made by our Board to change our corporate tax structure in 2021 is consistent with the multifaceted approach we have implemented to address our future debt maturities. We remain focused on allocating our free cash flow towards reducing our net recourse debt, and we are continuing to review potential sales of company-owned assets and businesses, as well as capital structure alternatives with the assistance of our financial and legal advisors. We believe all these steps are in the best interests of our shareholders and other stakeholders.”

Full Year 2021 Highlights

•	Total revenues of $2.26 billion

•	Net Income Attributable to GEO of $77.4 million, $0.58 per diluted share

•	Adjusted Net Income of $159.2 million, $1.32 per diluted share

•	Adjusted EBITDAre of $467.0 million

•	AFFO of $2.48 per diluted share

For the full year 2021, we reported net income attributable to GEO of $77.4 million, or $0.58 per diluted share, compared to $113.0 million, $0.94 per diluted share, for the full year 2020. We reported total revenues for the full year 2021 of $2.26 billion compared to $2.35 billion for the full year 2020.

Results for the full year 2021 reflect a one-time, non-cash deferred tax charge of $70.8 million, a $10.1 million gain on real estate assets, pre-tax, a $4.7 million gain on the extinguishment of debt, pre-tax, $2.2 million in start-up expenses, pre-tax, $8.1 million in M&A related expenses, pre-tax, a $6.3 million loss and settlement, pre-tax, on the previously announced divestiture of GEO’s Youth Services contracts, $7.5 million in one-time employee restructuring expenses, pre-tax, $3.3 million in close-out expenses, pre-tax, and a $1.7 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported Adjusted Net Income of $159.2 million, or $1.32 per diluted share, for the full year 2021, compared to $155.6 million, or $1.30 per diluted share, for the full year 2020.

For the full year 2021, we reported Adjusted EBITDAre of $467.0 million, compared to $439.8 million for the full year 2020. For the full year 2021, we reported AFFO of $299.3 million, or $2.48 per diluted share, compared to $300.6 million, or $2.51 per diluted share, for the full year 2020.

Balance Sheet and Liquidity

At the end of 2021, we had approximately $506 million in cash on hand, primarily resulting from the previously announced drawdown of our Revolving Credit Facility. Our decision to draw on our Revolving Credit Facility was a conservative precautionary step to preserve liquidity, maintain financial flexibility, and obtain additional funds for general corporate purposes. Accounting for our $506 million of cash on hand, we have approximately $2.1 billion in net recourse debt outstanding, not including non-recourse debt, finance lease obligations, or the mortgage loan on our corporate headquarters.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

We are continuing to examine our options to address our funded recourse debt, including our nearer term maturities which encompass our 2023 and 2024 senior unsecured notes and our senior credit facility, which may include, subject to market conditions, additional capital markets transactions, repurchases, redemptions, exchanges, or other refinancing of our existing debt, and/or evaluating the potential sale of additional company-owned assets and businesses. Between January of 2021 and February of 2022, we have entered into contracts for or have completed eight sales transactions with combined proceeds of approximately $64 million.

2022 Financial Guidance

We have issued our initial financial guidance for 2022. We expect full year Net Income Attributable to GEO and Adjusted Net Income both to be in a range of $0.99 to $1.07 per diluted share on annual revenues of approximately $2.17 billion. We expect full year 2022 AFFO to be in a range of $2.05 to $2.13 per diluted share, and full year 2022 Adjusted EBITDA to be in a range of $422 million to $438 million.

For the first quarter 2022, we expect Net Income Attributable to GEO and Adjusted Net Income both to be between $0.21 and $0.23 per diluted share, and AFFO to be between $0.48 and $0.50 per diluted share, on quarterly revenues of $550 million to $555 million.

Our 2022 guidance reflects the normalization of the non-renewal of seven U.S. Department of Justice direct contracts during 2021, with combined annualized revenues of approximately $259 million. Our guidance also does not include the continuation of two additional U.S. Department of Justice direct contracts that have contract option periods scheduled to expire during 2022, with combined annualized revenues of $90 million.

Our guidance also reflects higher operating expenses, primarily related to wage increases and bonuses for our facility staff. Our guidance also reflects a higher effective corporate income tax rate, which we expect to be approximately 29 percent, as result of our transition to a taxable C corporation.

Finally, as previously disclosed, we are engaged in discussions with our banks and the advisors of ad-hoc groups representing our term loan lenders and bondholders to amend and extend our senior credit facility and our 2023, 2024, and 2026 senior unsecured notes. We will update our financial guidance accordingly if we are able to complete a transaction to reflect the expected increase in interest expense. For each one percent increase in our weighted average cost of debt, our interest expense would increase by approximately $18 million to $20 million on an annualized basis based on our current net recourse debt.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. During the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”).

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

We will continue to evaluate and refine the steps we have taken as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Additional information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our fourth quarter and full year 2021 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 3, 2022, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 3524243.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 106 facilities totaling approximately 86,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and Adjusted FFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted EBITDAre, Adjusted Net Income, and AFFO.

The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2022, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain on extinguishment of debt, depreciation and amortization expense, goodwill impairment charge, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, goodwill impairment charge, pre-tax, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, loss and settlement on asset divestiture, pre-tax, one-time employee restructuring expenses, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and other non-cash revenue and expense, pre-tax.

Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures.

Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented goodwill impairment charge, pre-tax, start-up expenses, pre-tax, M&A related expenses, pre-tax, loss and settlement on asset divestiture, pre-tax, gain on the extinguishment of debt, pre-tax, one-time employee restructuring expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, change in tax structure to C corporation, and tax effect of adjustments to FFO. Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting consolidated maintenance capital expenditures and other non-cash revenue and expenses.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, goodwill impairment charge, pre-tax, start-up expenses, pre-tax, M&A related expenses, pre-tax, loss and settlement on asset divestiture, pre-tax, change in tax structure to C corporation, gain on the extinguishment of debt, pre-tax, one-time employee restructuring expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and GEO Care facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs, and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and first quarter of 2022 and GEO’s proposed steps to address its future debt maturities. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2022 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount or on the timeline it expects, or at all; (3) GEO’s ability to identify and successfully complete any potential sales of additional company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) GEO’s ability to realize the anticipated benefits of terminating its REIT election and becoming a taxable C corporation for the year ended December 31, 2021; (11) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$506,491	$283,524
Restricted cash and cash equivalents	20,161	26,740
Accounts receivable, less allowance for doubtful accounts	365,573	362,668
Contract receivable, current portion	6,507	6,283
Prepaid expenses and other current assets	45,176	32,108

Total current assets	$943,908	$711,323
Restricted Cash and Investments	76,158	37,338
Property and Equipment, Net	2,037,845	2,122,195
Contract Receivable	367,071	396,647
Operating Lease Right-of-Use Assets, Net	112,187	124,727
Assets Held for Sale	7,877	9,108
Deferred Income Tax Assets	—	36,604
Intangible Assets, Net (including goodwill)	921,349	942,997
Other Non-Current Assets	71,013	79,187

Total Assets	$4,537,408	$4,460,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$64,073	$85,861
Accrued payroll and related taxes	67,210	67,797
Accrued expenses and other current liabilities	200,712	202,378
Operating lease liabilities, current portion	28,279	29,080
Current portion of finance lease obligations, long-term debt, and non-recourse debt	18,568	26,180

Total current liabilities	$378,842	$411,296
Deferred Income Tax Liabilities	80,768	30,726
Other Non-Current Liabilities	87,073	115,555
Operating Lease Liabilities	89,917	101,375
Finance Lease Liabilities	1,977	2,988
Long-Term Debt	2,625,959	2,561,881
Non-Recourse Debt	297,856	324,223
Total Shareholders’ Equity	975,016	912,082

Total Liabilities and Shareholders’ Equity	$4,537,408	$4,460,126

*	all figures in ‘000s

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$557,539	$578,116	$2,256,612	$2,350,098
Operating expenses	395,986	431,584	1,629,046	1,771,495
Depreciation and amortization	34,871	34,291	135,177	134,680
General and administrative expenses	50,664	47,402	204,306	193,372
Goodwill impairment charge	—	21,146	—	21,146

Operating income	76,018	43,693	288,083	229,405
Interest income	5,830	6,026	24,007	23,072
Interest expense	(33,038)	(31,300)	(129,460)	(126,837)
Gain on extinguishment of debt	—	2,283	4,693	5,319
Net gain/(loss) on dispositions of assets	1,209	(5,680)	5,499	(6,831)

Income before income taxes and equity in earnings of affiliates	50,019	15,022	192,822	124,128
Provision for income taxes ***	101,336	5,106	122,730	20,463
Equity in earnings of affiliates, net of income tax provision	1,495	1,968	7,141	9,166

Net income/(loss)	(49,822)	11,884	77,233	112,831
Less: Net loss attributable to noncontrolling interests	26	27	185	201

Net income/(loss) attributable to The GEO Group, Inc. ***:	$(49,796)	$11,911	$77,418	$113,032

Weighted Average Common Shares Outstanding:
Basic	120,553	119,844	120,384	119,719
Diluted**	120,553	120,105	120,732	119,991
Net income/(loss) per Common Share Attributable to The GEO Group, Inc. **:
Basic:
Net income/(loss)per share — basic	$(0.41)	$0.10	$0.59	$0.94

Diluted:
Net income/(loss) per share — diluted	$(0.41)	$0.10	$0.58	$0.94

Regular Dividends Declared per Common Share	$—	$0.34	$0.25	$1.78

*	All figures in ‘000s, except per share data
**

Q4 2021 basic and diluted weighted common shares outstanding are the same because the Company generated a net loss available to common stockholders and common stock equivalents are excluded from diluted net loss per share as they have an antidilutive impact.

***

As a result of GEO’s restructuring to a taxable C Corporation in fiscal year 2021, during the fourth quarter the Company incurred a one-time, non-cash deferred tax charge of approximately $70.8 million. GEO also incurred approximately $29.3 million in incremental income tax expense in the fourth quarter of 2021 due to the resulting higher corporate tax rate for 2021, including a catch-up tax expense of approximately $16.8 million in connection with the first three quarters of 2021.

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders iscalculated under the if-converted method or the two-class method, whichever calculation results in the lowestdiluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Reconciliation of Net Income/(Loss) Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
Net Income (Loss) attributable to GEO	$(49,796)	$11,911	$77,418	$113,032
Add:
(Gain)/Loss on real estate assets, pre-tax	(735)	5,680	(10,056)	6,831
M&A related expenses, pre-tax	4,141	—	8,118	—
Loss and settlement on asset divestiture, pre-tax	1,302	—	6,333	—
Change in tax structure to C Corp	87,611	—	70,813	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Start-up expenses, pre-tax	2,242	—	2,242	4,413
Close-out expenses, pre-tax	3,291	—	3,291	5,895
Gain on extinguishment of debt, pre-tax	—	(2,283)	(4,693)	(5,319)
COVID-19 expenses, pre-tax	—	2,478	—	9,883
Goodwill impairment charge, pre-tax	—	21,146	—	21,146
Tax effect of adjustments to Net Income attributable to GEO	(2,575)	320	(1,722)	(300)

Adjusted Net Income	$45,481	$39,252	$159,203	$155,581

Weighted average common shares outstanding—Diluted	120,553	120,105	120,732	119,991

Adjusted Net Income Per Diluted Share	$0.38	$0.33	$1.32	$1.30

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Reconciliation of Net Income/(Loss) Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss) attributable to GEO	$(49,796)	$11,911	$77,418	$113,032
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,978	18,520	75,622	73,659
(Gain)/Loss on real estate assets, pre-tax	(735)	5,680	(10,056)	6,831

Equals: NAREIT defined FFO	$(31,553)	$36,111	$142,984	$193,522

Add (Subtract):
Goodwill impairment charge, pre-tax	—	21,146	—	21,146
Gain on extinguishment of debt, pre-tax	—	(2,283)	(4,693)	(5,319)
Start-up expenses, pre-tax	1,723	—	1,723	4,401
M&A related expenses, pre-tax	4,141	—	8,118	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Loss & settelment on asset divestiture, pre-tax	1,302	—	6,333	—
COVID-19 expenses, pre-tax	—	2,478	—	9,883
Close-out expenses, pre-tax	1,475	—	1,475	5,935
Change in tax structure to C Corp	87,611	—	70,813	—
Tax effect of adjustments to funds from operations **	(1,711)	320	(26)	(300)

Equals: FFO, Normalized	$62,988	$57,772	$234,186	$229,268

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	15,893	15,771	59,555	61,021
Consolidated Maintenance Capital Expenditures	(4,812)	(4,684)	(16,769)	(19,729)
Stock Based Compensation Expenses	3,444	4,734	19,199	23,896
Other non-cash revenue & expenses	(1,102)	(735)	(4,408)	(735)
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,939	1,738	7,498	6,892

Equals: AFFO	$78,350	$74,596	$299,261	$300,613

Weighted average common shares outstanding - Diluted	120,553	120,105	120,732	119,991
FFO/AFFO per share - Diluted
Normalized FFO Per Diluted Share	$0.52	$0.48	$1.94	$1.91
AFFO Per Diluted Share	$0.65	$0.62	$2.48	$2.51
Regular Common Stock Dividends per common share	$—	$0.34	$0.25	$1.78

*	all figures in ‘000s, except per share data
**

tax adjustments related to gain/loss on real estate assets, goodwill imapirment charge, gain on extinguishment of debt, start-up expenses, M&A related expenses, one-time employee restructuring expenses, loss & settelment on asset divestiture, COVID-19 expenses, and close-out expenses.

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

Reconciliation of Net Income/(Loss) Attributable to GEO to Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q4 2021	Q4 2020	FY 2021	FY 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss) attributable to GEO	$(49,796)	$11,911	$77,418	$113,032
Less
Net loss attributable to noncontrolling interests	26	27	185	201

Net Income/(Loss)	$(49,822)	$11,884	$77,233	$112,831
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,495)	(1,968)	(7,141)	(9,166)
Income tax provision	101,336	5,106	122,730	20,463
Interest expense, net of interest income	27,208	25,274	105,453	103,765
Gain on extinguishment of debt	—	(2,283)	(4,693)	(5,319)
Depreciation and amortization	34,871	34,291	135,177	134,680
Goodwill impairment charge	—	21,146	—	21,146
General and administrative expenses	50,664	47,402	204,306	193,372

Net Operating Income, Net of operating lease obligations	$162,762	$140,852	$633,065	$571,772

Add:
Operating lease expense, real estate	4,102	4,529	16,481	18,783
(Gain)/Loss on real estate assets, pre-tax	(735)	5,680	(10,056)	6,831
Start-up expenses, pre-tax	1,723	—	1,723	4,401

Net Operating Income (NOI)	$167,852	$151,061	$641,213	$601,787

	Q4 2021	Q4 2020	FY 2021	FY 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss)	$(49,822)	$11,884	$77,233	$112,831
Add (Subtract):
Income tax provision **	101,523	5,455	123,766	22,247
Interest expense, net of interest income ***	27,208	22,990	100,760	98,446
Depreciation and amortization	34,871	34,291	135,177	134,680
Goodwill impairment charge, pre-tax	—	21,146	—	21,146
(Gain)/Loss on real estate assets, pre-tax	(735)	5,680	(10,056)	6,831

EBITDAre	$113,045	$101,446	$426,880	$396,181

Add (Subtract):
Net loss attributable to noncontrolling interests	26	27	185	201
Stock based compensation expenses, pre-tax	3,444	4,734	19,199	23,896
Start-up expenses, pre-tax	1,723	—	1,723	4,401
M&A related expenses, pre-tax	4,141	—	8,118	—
One-time employee restructuring expenses, pre-tax	—	—	7,459	—
Loss & settlement on asset divestiture, pre-tax	1,302	—	6,333	—
COVID-19 expenses, pre-tax	—	2,478	—	9,883
Close-out expenses, pre-tax	1,475	—	1,475	5,935
Other non-cash revenue & expenses, pre-tax	(1,102)	(735)	(4,408)	(735)

Adjusted EBITDAre	$124,054	$107,950	$466,964	$439,762

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

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Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436

2022 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2022
Net Income Attributable to GEO	$120,000	to	$130,000
Depreciation and Amortization	136,000		136,000
Consolidated Maintenance Capex	(31,000)		(32,000)
Non-Cash Stock Based Compensation	17,000		17,000
Non-Cash Interest Expense	7,500		7,500

Adjusted Funds From Operations (AFFO)	$249,500	to	$258,500

Net Interest Expense	104,000		106,000
Non-Cash Interest Expense	(7,500)		(7,500)
Facility Maintenance Capex	31,000		32,000
Income Taxes (incl. income tax provision on equity in earnings of affiliates)	45,000		49,000

Adjusted EBITDA	$422,000	to	$438,000

G&A Expenses	187,000		189,000
Net Income Attributable to GEO Per Diluted Share	$0.99	to	$1.07

Adjusted Net Income Per Diluted Share	$0.99		$1.07

AFFO Per Diluted Share	$2.05	to	$2.13

Weighted Average Common Shares Outstanding-Diluted	121,500	to	121,500
Capital Expenditures
Growth	$4,000	to	$5,000
Technology	41,000		42,000
Facility Maintenance	31,000		32,000

Total Capital Expenditures	$76,000	to	$79,000

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

—End—

Contact: Pablo E. Paez Executive Vice President, Corporate Relations	(866) 301 4436